                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------


          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) X


                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)


                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)


                             -----------------------


                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)


                             -----------------------

                 One or more separate trusts to be organized by
                     Structured Asset Securities Corporation

               (Exact Name of Obligor as Specified in its charter)

                      Delaware                                            74-2440850
           (State or other jurisdiction of                             (I.R.S. Employer
           incorporation or organization)                             Identification No.)


       Structured Asset Securities Corporation                               07302
                  101 Hudson Street
               Jersey City, New Jersey
       (Address of principal executive offices)                           (Zip Code)

                             -----------------------

                            -------------------------

                       (Title of the indenture securities)


ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

1.       Comptroller of the Currency, Washington D.C.

2.       Federal Deposit Insurance Corporation, Washington, D.C.

3.       The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)      Whether it is authorized to exercise corporate trust powers.

                                     Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                    Not Applicable




*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of LaSalle Bank National Association now in effect.

2.       A copy of the certificate of authority to commence business.

3.       A copy of the authorization to exercise corporate trust powers.

4.       A copy of the existing By-Laws of LaSalle Bank National Association.

5.       Not applicable.

6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.       Not applicable.

9.       Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the___ day of _________, 20__.


LASALLE BANK NATIONAL ASSOCIATION


By:  /S/ Cynthia Reis
     ---------------------------
         Cynthia Reis
         First Vice President

                             ARTICLES OF ASSOCIATION

                             ARTICLES OF ASSOCIATION


FIRST.  The title of this association shall be LaSalle Bank National
Association.

SECOND. The main office of the association shall be in Chicago, County of Cook, State of Illinois. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the voting shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this association.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders; provided, however, that the board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by voting shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by voting shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

FOURTH. There shall be an annual meeting of the voting shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for election of directors.

FIFTH. The authorized amount of capital stock of this association shall be eight million (8,000,000) shares of common stock of the par value of ten dollars ($10.00) each, and one thousand (1,000) shares of Class A preferred stock of no par value, and one billion (1,000,000,000) shares of Class B preferred stock of no par value, but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors and shareholders meeting and be responsible for authenticating the records of the association and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to define the duties of the officers and employees of the association; dismiss officers and employees; require bonds from officers and employees and to fix the penalty thereof; regulate the manner in which any increase of the capital of the association shall be made; manage and administer the business and affairs of the association; make all bylaws that it may be lawful for the board to make; and generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Chicago, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than fifty percent of the voting stock of this association, may call a special meeting of voting shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the voting shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each voting shareholder of record at his/her address as shown upon the books of this association.

TENTH. To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the association) by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided no director, officer, employee or agent or the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonable believed to be in or not opposed to the best interests of the association, and with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

To the full extent permitted by the General Corporation Law of the State of Delaware or by any other applicable laws presently or hereafter in effect and subject to the provisions of this article Tenth, the association shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the association to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of this duty to the association unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, provided no director, officer, employee or agent of the association shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this association, and under circumstances in which he or she would be entitled to indemnification under this article Tenth, no director of the association shall be personally liable to the association or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the association.

Any indemnification under this article Tenth unless ordered by a court shall be made by the association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this article Tenth. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (c) by the voting shareholders.

Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding, shall be paid by the association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the third subparagraph of this article Tenth herein upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the association as authorized in this article Tenth.

The indemnification provided by this article Tenth shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The association shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the association, or is or was serving at the request of the association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this article Tenth, provided, the power of the association to purchase and maintain insurance as herein provided shall not include insurance with respect to expenses, penalties or other payments of a director, officer, employee or agent of the association incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to this association.

For purposes of this article, references to "the association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation, or was serving at the request of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

For purposes of this article, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the association" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

The invalidity or unenforceability of any provision of this article Tenth shall not affect the validity or enforceability of the remaining provisions of this article Tenth.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the voting stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

May 1, 1999

                     CERTIFICATE OF AUTHORITY TO DO BUSINESS

-----------------------------------------------------------------------


Comptroller of the Currency

Administrator of National Banks

-----------------------------------------------------------------------


Washington, D.C.  20219


                                   CERTIFICATE


I, John D. Hawke, Jr. Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324 et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "LaSalle Bank National Association," Chicago, Illinois, (Charter No. 14362) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.


                                                     IN TESTIMONY WHEREOF, I
                                                     have hereunto subscribed my
                                                     name and caused my seal of
                                                     office to be affixed to
                                                     these presents at the
                                                     Treasury Department in the
                                                     City of Washington and
                                                     District of Columbia, this
                                                     23rd day of October, 2001.


                                                     /s/  John D Hawke, Jr.
                                                     --------------------------
                                                     Comptroller of the Currency

[SEAL]

           AUTHORIZATION OF TRUSTEE TO EXERCISE CORPORATE TRUST POWERS

-----------------------------------------------------------------------


Comptroller of the Currency

Administrator of National Banks

-----------------------------------------------------------------------

Washington, D.C.  20219



                           COMPTROLLER OF THE CURRENCY
                    TREASURY DEPARTMENT OF THE UNITED STATES
                                WASHINGTON, D. C.

                  WHEREAS, LaSalle Bank National Association, located in Chicago, Illinois, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority.

                  NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


                                                     IN TESTIMONY WHEREOF,
                                                     witness my signature and
                                                     seal of the OCC this 30th
                                                     day of April, 1999

                                                     /s/  David J. Rogers
                                                     ---------------------------
                                                     David J. Rogers
                                                     National Bank Examiner


[SEAL]                           CHARTER NUMBER
                                      14362

                                     BY-LAWS

                                     BYLAWS


                                       OF


                        LASALLE BANK NATIONAL ASSOCIATION


                (a National Banking Association which association
            is herein referred to as the "bank" or the "association")

                                   ARTICLE I

                          MEETINGS OF THE SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 135 South LaSalle Street, Chicago, Illinois, at 8:30 A.M. on the third Wednesday of April of each year, or at such other place or time as the board of directors may designate. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, an election shall be held on some subsequent day, as soon thereafter as practicable but within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

         SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any three or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association, a notice stating the purpose of the meeting.

The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the board of directors to amend the Articles of Association or Bylaws, whether or not such Bylaws may be amended by the board in the absence of shareholder approval.

If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         SECTION 1.3. NOMINATIONS OF DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.

(5) The number of share of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 1.4. JUDGES OF ELECTION. Every election of directors shall be managed by three judges who shall be appointed by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the Secretary a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         SECTION 1.5. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used, and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         SECTION 1.6. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to section 9.2; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to section 9.2.

         SECTION 1.7. WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. To the extent permitted by law, any action that may be taken at any meeting of shareholders may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares entitled to vote thereon.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1. BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

         SECTION 2.2. NUMBER. The board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof, or if such a resolution shall not be in effect, such number shall be five; provided however, that a majority of the full board may not increase the number of directors by more than two if the number of directors last elected by shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more, provided that in no event shall the number of directors exceed twenty five.

         SECTION 2.3. ORGANIZATION MEETING. The Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election, and of the time at which they are required to meet at the main office of the association, or at such other place as the board may designate, to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.4. REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, on the third Wednesday of January, March, April, June, July, September, October and November, at the main office or at such other place as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

         SECTION 2.5. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board, the president of the association, or at the request of three or more directors. Each member of the board shall be given notice stating the time and place by telegram, first class mail, telephonic communications, or in person, of each special meeting.

         SECTION 2.6. QUORUM. A majority of the director positions shall constitute a quorum at any meeting, except when otherwise provided by law, or the Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may reconvene (as adjourned) without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with section 2.7.

         SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with section 1.2 of this article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 2.8. RETIREMENT POLICY. A Retirement policy adopted by the board shall be applicable to directors who are not active officers of the association.

         SECTION 2.9. WRITTEN CONSENT OF DIRECTORS IN LIEU OF MEETING. To the extent permitted by law, any action that may be taken at any meeting of the board or any committee thereof may be taken without a meeting, without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board or of such committee, as the case may be.

                                  ARTICLE III

                             COMMITTEES OF THE BOARD

         SECTION 3.1. EXECUTIVE COMMITTEE. There shall be an executive committee of the board composed of not less than three directors, at least one of whom shall not be an active officer of the association, appointed by the board annually or more often. This committee shall also exercise such other powers and perform such other duties as shall be specified by resolutions of the board. When the board is not in session, the executive committee shall have and may exercise all the powers of the board that may lawfully be delegated. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered into the minutes of the board.

         SECTION 3.2. ASSET/LIABILITY MANAGEMENT COMMITTEE. There shall be an asset/liability management committee of the board composed of not less than three directors, at least one of whom shall not be an active officer of the association, appointed by the board annually or more often. It shall be the duty of the asset/liability management committee to review the asset and liability management activities of the association, and to perform such other functions as may be assigned to it by the board. Two members, one of whom shall not be an active officer of the association, shall constitute a quorum of the asset/liability management committee. When the asset/liability management committee is not in session, the executive committee shall perform all of the duties of the asset/liability management committee.

         SECTION 3.3. AUDIT COMMITTEE. There shall be an audit committee of the board composed of not less than three directors, exclusive of any active officers of the association, appointed by the board annually or more often. The duty of the committee shall be, at least once during each calendar year and within 15 months of the last examination, to examine or cause suitable examinations to be made by auditors responsible only to the board of the affairs of the association. The results of such examination shall be reported in writing to the board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

         SECTION 3.4. COMMUNITY REINVESTMENT COMMITTEE. There shall be a community reinvestment committee of the board composed of not less than three directors, at least one of whom shall not be an active officer of the association, appointed by the board annually or more often. It shall be the duty of this committee to review the community reinvestment activities of the association. The community reinvestment committee shall perform such other functions as may be assigned by the board. When the community reinvestment committee is not in session, the executive committee shall perform all of the duties of the community reinvestment committee.

         SECTION 3.5. LOAN REVIEW COMMITTEE. There shall be a loan review committee of the board composed of not less than three directors, appointed by the board annually or more often. The loan review committee shall review lending policies and procedures and the Loan Loss Reserve Analysis, and shall perform such other functions and provide such reports as may be assigned or requested by the board.

         SECTION 3.6. TRUST COMMITTEES. There shall be such trust committee(s) as may be described in Article V of these bylaws or as otherwise appointed by the board in accordance with these bylaws and applicable law.

         SECTION 3.7. OTHER COMMITTEES. The board may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

However, a committee may not:

(1)      Authorize distributions or dividends.

(2)      Approve action required to be approved by shareholders.

(3)      Fill vacancies on the board of directors or any of its committees.

(4)      Amend the Articles of Association.

(5)      Adopt, amend, or repeal the Bylaws.

(6) Authorize or approve the issuance or sale, or contract for sale, of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRMAN OF THE BOARD. The board shall appoint one of its members to be the chairman of the board to serve at its pleasure. The chairman of the board shall preside at all meetings of the board. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board, and shall have general executive powers, as well as the specific powers conferred by these bylaws. The chairman of the board shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board. The chairman of the board shall be ex-officio a member of all committees, except the examining committee and trust audit committee.

         SECTION 4.2. VICE CHAIRMAN OF THE BOARD. The board may appoint one or more of its members to be vice chairman of the board. The vice chairmen shall perform such duties as may from time to time be assigned by the board.

         SECTION 4.3. PRESIDENT. The board shall appoint one of its members to be the president of the association. The president shall be the chief executive officer of the association and, in the absence of the chairman, shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall have general supervision of the business, affairs and personnel of the association and in the absence of the chairman, shall exercise the powers and perform the duties of the chairman of the board. The president shall be ex officio a member of all committees, except the audit committee and the trust audit committee. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board.

         SECTION 4.4. CHIEF OPERATING OFFICER. The board may appoint a chief operating officer. The chief operating officer shall perform such duties as may from time to time be assigned by the board, the chairman of the board or president.

         SECTION 4.5. SENIOR OFFICERS. The board may appoint one or more executive vice presidents, group senior vice presidents, and such other senior officers as from time to time may appear to the board to be required or desirable to transact the business of the association. Each senior officer shall have such powers and duties as may be assigned to such person by the board, the chairman of the board, or the president. One executive vice president shall be designated by the board of directors to perform all duties of the president in the absence of the president.

         SECTION 4.6. OTHER OFFICERS. The board, the chairman of the board, or the president may appoint one or more senior vice presidents, group vice presidents, first vice presidents, vice presidents, assistant vice presidents, trust officers, assistant secretaries, branch managers and assistant branch managers, and such other officers and attorneys in fact as from time to time may appear to the board, the chairman of the board, or the president, as the case may be, to be required or desirable to transact the business of the association. Such officers, respectively, shall exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon, or assigned to them by the board, the chairman of the board, or the president.

         SECTION 4.7. SECRETARY. The board shall appoint a secretary who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents, and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned to such person from time to time, by the board, the chairman of the board, or the president.

         SECTION 4.8. CLERKS, EMPLOYEES AND AGENTS. The chairman of the board, the president, or any other active officer of the association authorized by the chairman of the board, or the president, may appoint and dismiss any non-officer employee as they may deem necessary or advisable for the prompt and orderly transaction of business of the association, define their duties, fix the salaries or compensation to be paid them and the conditions of their employment.

         SECTION 4.9. SURETY BONDS. All the active officers and employees of this association may be covered by one of the blanket form bonds customarily written by the surety companies, drawn for such an amount, and executed by such surety company, as the board may from time to time require, and duly approve; or at the discretion of the board, all such active officers and employees shall, respectively, give such bond, with such security, and in such denominations as the board may from time to time require and direct. All bonds approved by the board shall assure the faithful and honest discharge of the respective duties of such active officer or employee and shall provide that such active officer or employee shall faithfully apply and account for all moneys, funds, valuables and property of every kind and description that may from time to time come into such person's hands or be entrusted to such person's care, and pay over and deliver the same to the order of the board or to such other person or persons as may be authorized to demand and receive the same.

         SECTION 4.10. TERM OF OFFICE. All officers shall hold their respective offices at the pleasure of the board, for the current year for which the board was elected and until their successors are appointed, unless they shall resign, become disqualified, or be removed; and any vacancy shall, if required by these bylaws, be filled promptly according to the provisions of these bylaws.

         SECTION 4.11. RESIGNATION. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                   ARTICLE V

                               FIDUCIARY SERVICES

         SECTION 5.1. TRUST OFFICER. There shall be a trust officer of this association whose duties shall be to manage, supervise and direct all the fiduciary activities of the association. Such person shall do or cause to be done all things necessary or proper in carrying on the fiduciary business of the association according to provisions of law and applicable regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connections with fiduciary matters.

         SECTION 5.2. TRUST COMMITTEE. There shall be a trust committee of this association composed of not less than three directors including active officers of the association. The duty of the trust committee shall be to review the fiduciary activities of the association. The trust committee shall perform such other functions as may be assigned by the board.

         SECTION 5.3. TRUST AUDIT COMMITTEE. The board shall appoint a committee of not less than two directors, including members ex-officio provided for in the other sections of these bylaws, exclusive of any active officers of the association, which shall at least once during each calendar year and within 15 months of the last such audit make suitable audits of the association's fiduciary activities or cause suitable audits to be made by auditors responsible only to the board, and at such time shall ascertain whether fiduciary powers have been administered in accordance with law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. Notwithstanding the provisions of this Section, the board at any time may assign to the audit committee, in addition to the duties of the audit committee set forth in Section
3.3 of these bylaws, all of the duties of the trust audit committee and during such time as the audit committee is performing the duties of both committees, the trust audit committee shall cease to function as a committee of the board. The board at any time may reassign the duties provided for in this Section to the trust audit committee.

         SECTION 5.4. FIDUCIARY FILES. There shall be maintained in the association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         SECTION 5.5. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

         SECTION 6.1. TRANSFERS. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

         SECTION 6.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary or an assistant secretary, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed. The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1)      The types of nominees to which it applies.

(2) The rights or privileges that the association recognizes in a beneficial owner.

(3) How the nominee may request the association to recognize the beneficial owner as the shareholder.

(4)      The information that must be provided when the procedure is selected.

(5) The period over which the association will continue to recognize the beneficial owner as the shareholder.

(6)      Other aspects of the rights and duties created.

                                  ARTICLE VII

                                 CORPORATE SEAL

                  The president, the cashier, the secretary or any assistant cashier or assistant secretary, trust officer or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form set forth herein.

                                 ( Impression )

                                     ( of )

                                    ( Seal )

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1. DEFINITIONS. For purposes of this Article, the following definitions will apply:

(1) Expenses includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under this Article.

(2) Losses means the total amount which the agent becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement, and expenses.

(3) Person means any director, officer, employee or agent of the bank..

(4) Proceeding means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, and whether internal or external to the bank.

         SECTION 8.2. THIRD PARTY ACTIONS. The bank shall, to the fullest extent allowed by applicable law and public policy, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the bank) by reason of the fact that he or she is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against losses actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the bank, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 8.3. ACTIONS BY OR IN THE RIGHT OF THE BANK. The bank shall, to the fullest extent allowed by applicable law and public policy, indemnify any person who was or is a party or otherwise becomes involved in any proceeding by or in the right of the bank to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the bank and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the bank unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 8.4. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the bank substantially prevails on the merits or otherwise in defense of any proceeding referred to in Sections 8.2 or 8.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         SECTION 8.5. DETERMINATION OF CONDUCT. Any indemnification under Sections 8.2 and 8.3 (unless ordered by a court) shall be made by the bank only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.2 and 8.3. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         SECTION 8.6. ADVANCE PAYMENT. Expenses incurred by a person in defending a proceeding shall be paid by the bank in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the bank as authorized in this Article. Such expenses incurred by former directors, officers or other employees and agents may be so paid upon such terms and conditions, if any, as the association deems appropriate.

         SECTION 8.7. ARTICLE NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statue, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

         SECTION 8.8. INSURANCE. The bank shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the bank, or is or was serving at the request of the bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the bank would have the power to indemnify him or her against such liability under the provisions of this Article. To the extent such insurance is commercially available, the bank shall maintain insurance designed to cover expenses associated with administrative or civil enforcement actions which may be commenced by any federal or state banking or administrative agency. This provision does not, however, authorize the bank to purchase insurance covering civil money penalties or judgments assessed against any person pursuant to final order by or settlement with an appropriate bank regulatory agency.

         SECTION 8.9. MERGED AND REORGANIZED ASSOCIATIONS. For purposes of this Article, references to "the bank" or the "association" shall include, in addition to the surviving association or corporation, any merging or consolidating association or corporation (including any association or corporation having merged or consolidated with a merging or consolidating association or corporation) absorbed in a merger or consolidation which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such merging or consolidating association or corporation as a director, officer, employee or agent of another association, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving association or corporation as such person would have with respect to such merging association or corporation if its separate existence had continued.

         SECTION 8.10. EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes, assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the bank [or association]" shall include any service as a director, officer, employee or agent of the association which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participant, or beneficiaries.

         SECTION 8.11. HEIRS, EXECUTORS AND ADMINISTRATORS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

         SECTION 8.12. CHOICE OF LAW AND SEVERABILITY. The provisions of this Article shall be interpreted in accordance with the Delaware General Corporation Law, Del. Code Ann. Tit. 8 (as may be amended from time to time). The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of the remaining provisions.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. FISCAL YEAR. The fiscal year of the association shall be the calendar year.

         SECTION 9.2. EXECUTION OF INSTRUMENTS. Without limitation, all agreements, contracts, bills of sale, assignments, powers of attorney, or of substitution, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, debentures, notes, undertakings, proxies and other instruments or documents (including documents in connection with the purchase, sale, mortgage, exchange, lease, assignment, transfer, management or handling in any way of any property, real or personal, of any description, held or controlled by the bank, either in its own right or in any fiduciary capacity) may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairman, the vice chairmen, the president, any executive vice president, group senior vice president, senior vice president, group vice president, first vice president, vice president or assistant vice president. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers, employees or agents as the board, the chairman, the vice chairman, the president, or the chief credit officer may from time to time direct. The provisions of this article are supplementary to any other provision of these bylaws.

         SECTION 9.3. RECORDS. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, or other officer appointed to act as secretary of the meeting.

         SECTION 9.4. CORPORATE GOVERNANCE PROCEDURES. To the extent not inconsistent with applicable federal banking statutes, the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. Tit. 8 (as may be amended from time to time).

                                   ARTICLE X

                                     BYLAWS

         SECTION 10.1. INSPECTION. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

         SECTION 10.2. AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided by law.

                               CONSENT OF TRUSTEE

                        LASALLE BANK NATIONAL ASSOCIATION

LaSalle Bank N.A. hereby consents in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therfor.

                                                  LASALLE BANK N.A.



                                                  By:  /s/ Cynthia Reis
                                                       --------------------
                                                           Cynthia Reis
                                                           First Vice President

                        STATEMENT OF CONDITION OF TRUSTEE

                        LASALLE BANK NATIONAL ASSOCIATION

LIABILITIES
13.  Deposits.                                                                               RCON
     a. In domestic offices (sum of totals of                                                ----
        columns A and C from Schedule RC-E, part I)                                          2200        25,008,544       13.a
                                                       RCON
                                                       ----
        (1) Noninterest-bearing (1)                    6631        3,631,884                                              13.a.1
        (2) Interest-bearing                           6636       21,378,660                                              13.a.2

                                                                                             RCFN
                                                                                             ----
     b. In foreign offices, Edge and Agreement subsidiaries and IBFs (from
        Schedule RC-E, part II)                                                              2200         4,456,041       13.b

                                                       RCFN
                                                       ----
        (1) Noninterest-bearing                        6631                 0                                               13.b.1
        (2) Interest-bearing                           6636         4,456,041                                             13.b.2

                                                                                             RCFD
                                                                                             ----
14.  Federal funds purchased and securities sold under agreements to repurchase              2800         5,137,352       14.
15.  (from Schedule RC-D)                                                                    3548           216,762       15

16.  Other borrowed money (includes mortgage indebtedness and obligations under              3180        11,266,057              16
     capitalized leases); From schedule RC-M
17.  Not applicable.
18.  Bank's liability on acceptances executed and outstanding                                2920            10,598       18.
19.  Subordinated notes and debentures (2)                                                   3200           861,000       19.
20.  Other liabilities (from Schedule RC-G)                                                  2930         1,363,493       20.
21.  Total liabilities (sum of items 13 through 20)                                          2948        48,309,845       21.
22.  Minority interest in consolidated subsidiaries                                          3000                 0       22.

EQUITY CAPITAL

                                                                                             RCFD
                                                                                             ----
23.  Perpetual preferred stock and related surplus                                           3838           135,410       23.
24.  Common stock                                                                            3230            41,234       24.
25.  Surplus (exclude all surplus related to preferred stock)                                3839         1,903,169       25.
26.  a. Retained Earnings                                                                    3632         1,454,514       26.a
     b. Accumulated Other Comprehensive income (3)                                           8530             1,954       26.b
27.  Other Equity capital components (4)                                                     3284                 0       27.
28.  Total equity capital (sum of Items 23 through 27)                                       3210         3,536,281       28.
29.  Total liabilities, minority interest, and equity capital (sum of Items 21, 22, and 28)  3300        51,848,128       29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes   RCFD        Number
    the most comprehensive level of auditing work performed for the bank by independent      ----        ------
    external auditors as of any date during 1999                                             6724          N/A            M.1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted in accordance
    with generally accepted auditing standards by a certified         with ge (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company
    conducted in accordance with generally accepted auditing      5 = Directors' examination of the bank performed by other
    standards by a certified public accounting firm which             external auditors (may be required by state chartering
    submits a report on the consolidated holding company (but         authority)
    not on the bank separately)                                   6 = Review of the bank's financial statements by external
3 = Attestation on bank managements assertion on the                  auditors
    effectiveness of the with generally accepted auditing         7 = Compilation of the bank's financial statements by
    standards by a certified public accounting firm                   external auditors
                                                                  8 = Other audit procedures (excluding tax preparation work)
                                                                  9 = No external audit work

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.